   As filed with the Securities and Exchange Commission on March 23, 2004.

                                                           Registration No. 333-


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           OMEGA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           PENNSYLVANIA                                                                                25-1420888___
---------------------------------                                                                 --------------------
(State or other jurisdiction of                     366 WALKER DRIVE                                (I.R.S. Employer
incorporation or organization)           STATE COLLEGE, PENNSYLVANIA 16801                          Identification No.)
                                     ---------------------------------------------------
                                     (Address of Principal Executive Offices) (Zip Code)

                           OMEGA FINANCIAL CORPORATION
                            (1986) STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                             1996 STOCK OPTION PLAN
                2004 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                 -------------------------------------------------
                            (Full title of the plans)

                                  DAVID B. LEE
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           OMEGA FINANCIAL CORPORATION
                                366 WALKER DRIVE
                        STATE COLLEGE, PENNSYLVANIA 16801
                                 (814) 231-7680
                      (Name, address and telephone number,
                              including area code,
                              of agent for service)

                          Copies of Communications to:
                            FRANCIS E. DEHEL, ESQUIRE
                                 BLANK ROME LLP
                                ONE LOGAN SQUARE
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 569-5532
                            FACSIMILE (215) 569-5555

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                       PROPOSED    PROPOSED
                                        MAXIMUM     MAXIMUM
                                       OFFERING    AGGREGATE        AMOUNT OF
TITLE OF SECURITIES      AMOUNT TO BE    PRICE       OFFERING      REGISTRATION
 TO BE REGISTERED       REGISTERED (1) PER SHARE      PRICE            FEE
--------------------------------------------------------------------------------
Common Stock, par value     992,982        (2)        (2)                 (2)
$5.00  per share
================================================================================
Common Stock, par value     854,482    $34.885 (3) $29,808,605 (3)      $3,777
$5.00 per share
================================================================================

(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans.

(2) Represents shares issuable under the Plans, including shares issuable pursuant to anti-dilution provisions contained in the Plans, that have been previously registered, and for which the registration fees have been paid, under the Registrant's prior registration statements previously filed on Form S-8 (File Nos. 33-15780, 33-82214 and 333-100931), which shares are being carried forward in this registration statement.

(3) Pursuant to Rule 457(h), based upon the average of the high and low sale prices of Omega Financial Corporation Common Stock reported on the Nasdaq National Market System on March 22, 2004.

[This Registration also relates to the following registration statements of the Registrant previously filed on Form S-8: File Nos. 33-15780, 33-82214 and 333-100931.]

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.


      The information specified in Item 1 will be sent or given to participants as specified in Rule 428(b)(1) and is not required to be filed as part of this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.


      The information specified in Item 2 will be sent or given to participants as specified in Rule 428(b)(1) and is not required to be filed as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.


      The following documents filed with the Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

      (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

      (c) The description of the Company's Common Stock which is incorporated by reference in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement but prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.


      Not Applicable.

Item 5. Interests of Named Experts and Counsel.


      Not Applicable.

Item 6. Indemnification of Directors and Officers.


      As permitted by Pennsylvania corporation law, the Company's bylaws provide that a director will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under Pennsylvania corporation law, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of the Company's bylaws, however, will not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to federal, state or local law.

      The Company's bylaws provide that it must indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Company or other entity) by reason of the fact that such director or officer is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, general partner, agent or fiduciary of another entity or other enterprise (including service with respect to employee benefit plans), against expenses (including attorneys' fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding. The Company may indemnify and advance or reimburse expenses, to the fullest extent permitted by applicable law, for all persons in all situations other than that covered by the foregoing provision.

      The Company has obtained directors' and officers' liability insurance which covers certain liabilities, including liabilities to the Company and its stockholders, in the amount of $20.0 million.

Item 7. Exemption from Registration Claimed

      Not Applicable.

Item 8. Exhibits

      The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit No.                        Description

5.1               Opinion of Blank Rome LLP.

23.1              Consent of Ernst & Young LLP.

23.2              Consent of Blank Rome LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page of the Registration Statement).

Item 9. Undertakings

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

            (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in State College, Pennsylvania on March 19, 2004.

                      OMEGA FINANCIAL CORP.

                      By:      /s/ David B. Lee
                         --------------------------------------------------
                      David B. Lee, Chairman of the Board, President and Chief Executive Officer (Duly Authorized Officer)

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Lee and Daniel L. Warfel, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

                 Signature                                     CAPACITY                              DATE
                 ---------                                     --------                              ----

/s/ David B. Lee                             Chairman of the Board, Chief Executive             March 19, 2004
------------------------------------
David B. Lee                                 Officer, President and Director (Principal
                                             Executive Officer)
/s/ Daniel L. Warfel                         Executive Vice President and                       March 19, 2004
------------------------------------
Daniel L. Warfel                             Chief Financial Officer
                                             (Principal Financial Officer)
/s/ JoAnn N. McMinn                          Senior Vice President and Controller               March 19, 2004
------------------------------------
JoAnn N. McMinn                              (Principal Accounting Officer)
                                             Director                                           March __, 2004
-------------------------------------
Raymond F. Agostinelli

/s/ Phillip E. Gingerich                     Director                                           March 19, 2004
------------------------------------
Phillip E. Gingerich

/s/ D. Stephen Mantz                         Director                                           March 19, 2004
------------------------------------
D. Stephen Martz

/s/ Robert N. Oliver                         Director                                           March 19, 2004
------------------------------------
Robert N. Oliver

                 Signature                                     CAPACITY                              DATE
                 ---------                                     --------                              ----

/s/ James W. Powers                          Director                                           March 19, 2004
------------------------------------
James W. Powers, Sr.

/s/ Stanton R. Sheetz                        Director                                           March 19, 2004
------------------------------------
Stanton R. Sheetz

                                             Director                                           March __, 2004
-------------------------------------
Robert A. Szeyller
